Exhibit 2.15

March 23, 2021

Chirinjeev Kathuria

Chairman of the Board

Uphealth Holdings, Inc.

19W060 Avenue Latour

Oak Brook, IL 60523

drkathuria@uphealthinc.com

Re: Share Purchase Agreement dated October 30, 2020 (“Original SPA”) executed by and among UpHealth Holdings, Inc. (“Uphealth”), Glocal Healthcare Systems Private Limited (“Target”), and the Sellers (as defined therein), as amended by the amendment agreement dated November 20, 2020 (the “Amendment Agreement”) and further amended by the Second Amendment Agreement dated March 4, 2021 (the Original SPA as amended by the Amendment Agreement and further amended by the Second Amendment Agreement, is referred to as the “SPA”)

Dear Chirinjeev,

The undersigned parties are Sellers and the Target under the SPA referenced above. All capitalized terms used but not defined herein shall have the same meaning ascribed to such terms in the SPA.

Subject to Uphealth’s investment of $3,000,000 (United States Dollars Three million only) into the Target on the date hereof pursuant to Clause 4.4.20 of the SPA (“UpHealth Investment”), each Seller and the Target hereby agree to waive their right to send the Termination Notice as envisaged under Clause 11.1.2 of the SPA, in the event that NR Closing 2 has not been completed by the NR Closing 2 Long Stop Date. Each NR Seller hereby agrees to waive its right to exercise the NR Sellers’ Put Option and Call Option under Clause 9 until June 30, 2021. Further, if the IR Cash Closing is completed on or before June 30, 2021 the NR Sellers’ Put Option and Call Option under Clause 9 will be automatically terminated. The aforesaid waivers are subject to the condition that (i) in the event the IR Cash Closing does not occur on or prior to June 30, 2021, then (a) the SPA shall be automatically terminated upon the expiry of June 30, 2021 without requiring any further act or deed of the parties to the SPA, and (b) the NR Sellers shall have the right to exercise the NR Sellers’ Put Option and Call Option under Clause 9 in accordance with the terms of the SPA, (ii) UpHealth waiving its right to issue Termination Notice in accordance with Clause 11.1.2 of the SPA, and (iii) completion of all actions by UpHealth required to give effect to condition set out in Clause 4.4.13 of the SPA by UpHealth, including issuance of shares of UpHealth to such entity as may be required to give effect to the OS Alternative Option Agreement within 15 (fifteen) days of receipt of the UpHealth Investment.

Within 15 (fifteen) days of receipt of the UpHealth Investment, Cash Sellers agree that they will ensure that Glocal issues the shares agreed to be issued to UpHealth pursuant to the UpHealth Investment. Each Seller and the Target further waive Clause 4.4.14 (Finalisation of the Employment Agreement) as a Seller Condition Precedent to NR Closing 2.

Please sign this letter as an acknowledgement of your acceptance to the terms herein. By signing this letter you hereby agree and acknowledge that:

(i)

UpHealth is required to give effect to condition set out in Clause 4.4.13 of the SPA and accordingly UpHealth shall complete the issuance of shares of UpHealth to such entity as may be required to give effect to the OS Alternative Option Agreement within 15 (fifteen) days of receipt of the UpHealth Investment; and

(ii)	UpHealth waives its right to issue Termination Notice in accordance with Clause 11.1.2 of the SPA.

IN ACKNOWLEDGMENT AND ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS LETTER

For and on behalf of UpHealth Holdings, Inc

Signature	:
Name	: Chirinjeev Kathuria
Title	: Executive Chairman

Dr. Syed Sabahat Azim

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Signature page to the waiver letter issued to UpHealth Holdings, Inc (a Delaware Corporation) by Glocal Healthcare Systems Private Limited and the Sellers (mentioned therein) and acknowledged by UpHealth Holdings, Inc

Ms. Richa Sana Azim

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Signature page to the waiver letter issued to UpHealth Holdings, Inc (a Delaware Corporation) by Glocal Healthcare Systems Private Limited and the Sellers (mentioned therein) and acknowledged by UpHealth Holdings, Inc

For and on behalf of Glocal Healthcare Systems Private Limited

Signature	:
Name	:	Dr Syed Sabahat Azim
Title	:	Director

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Signature page to the waiver letter issued to UpHealth Holdings, Inc (a Delaware Corporation) by Glocal Healthcare Systems Private Limited and the Sellers (mentioned therein) and acknowledged by UpHealth Holdings, Inc

For and on behalf of Kimberlite Social Infra Private Limited

Signature	:
Name	:	Richa Sana Azim
Title	:	Director

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Signature page to the waiver letter issued to UpHealth Holdings, Inc (a Delaware Corporation) by Glocal Healthcare Systems Private Limited and the Sellers (mentioned therein) and acknowledged by UpHealth Holdings, Inc

Mr. Gautam Chowdhury

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Signature page to the waiver letter issued to UpHealth Holdings, Inc (a Delaware Corporation) by Glocal Healthcare Systems Private Limited and the Sellers (mentioned therein) and acknowledged by UpHealth Holdings, Inc

For and on behalf of Elevar Equity Mauritius

Signature	:
Name	:	Arunagirinatha Runghien
Title	:	Director

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Signature page to the waiver letter issued to UpHealth Holdings, Inc (a Delaware Corporation) by Glocal Healthcare Systems Private Limited and the Sellers (mentioned therein) and acknowledged by UpHealth Holdings, Inc

For and on behalf of Sequoia Capital India Investment Holdings III

Signature	:
Name	:	Aslam Koomar
Title	:	Director

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Signature page to the waiver letter issued to UpHealth Holdings, file (a Delaware Corporation) by Glocal Healthcare Systems Private Limited and the Sellers (mentioned therein) and acknowledged by UpHealth Holdings, Inc

Signature page to the waiver letter to UpHealth Holdlngs, Inc (a Delaware Corporation) by Glocal Healthcare Systems Private Limited and the Sellers (mentioned therein) and acknowledged by UpHealth Holdings, Inc

Mr. Meleveetil Damodaran

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SECOND AMENDMENT AGREEMENT

This SECOND AMENDMENT AGREEMENT to the Share Purchase Agreement dated October 30, 2020 as amended by the Amendment Agreement dated November 20, 2020, is executed at Bengaluru on March 04, 2021 (“Second Amendment Execution Date”) (hereinafter the “Second Amendment”),

BY AND AMONGST:

1.

UpHealth Holdings, Inc., a Delaware corporation and having its registered office at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 (hereinafter referred to as the “Acquirer”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns);

2.

Glocal Healthcare Systems Private Limited, a company incorporated under the Companies Act, 1956 and having its registered office at Ecospace, Action Area II, New Town, Kolkata - 700156, West Bengal, India (hereinafter referred to as the “Target”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns);

3.

The Persons whose names and particulars are set out under Part A of SCHEDULE 1 (hereinafter referred to as the “NR Sellers”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include their respective successors, Affiliates, heirs and permitted assigns);

4.

The Persons whose names and particulars are set out under Part B of SCHEDULE 1 (hereinafter referred to as the “Cash Sellers”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include their respective successors, Affiliates, heirs and permitted assigns);

5.

The Persons whose names and particulars are set out under Part C of SCHEDULE 1 (hereinafter referred to as the “Option Sellers”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include their respective successors, Affiliates, heirs and permitted assigns).

The NR Sellers, Cash Sellers and Option Sellers shall hereinafter be individually referred to as “Seller” and collectively referred to as “Sellers”.

The Acquirer, the Target and the Sellers shall hereinafter be individually referred to as “Party” and collectively referred to as “Parties”.

WHEREAS:

A.

The Acquirer is desirous of acquiring a majority stake of the share capital of the Target. In this regard, the Parties had executed the Share Purchase Agreement on October 30, 2020 (“Original SPA”), and an Amendment Agreement dated November 20, 2020 (the “Amendment Agreement”) (the Original SPA, as amended by the Amendment Agreement, is referred to as the “SPA”).

B.

Pursuant to the mutual discussions between the Parties, the Parties are now desirous of amending certain provisions of the SPA to the extent of extending the ‘NR Closing 2 Long Stop Date’ and the ‘IR Long Stop Date’ as defined therein, and the provision pertaining to costs and expenses, by executing this Second Amendment to record their mutual understanding with respect to the matters as set forth hereinbelow. The term “Agreement” or “SPA” used in the SPA or this Second Amendment shall be read to mean the SPA as amended by this Second Amendment. All references to clauses, schedules, annexures, exhibits shall be to the clauses, schedules, annexures, exhibits as amended.

NOW THEREFORE, the Parties hereto have entered into this Agreement on the following terms and conditions:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions. All capitalised terms used but not defined herein shall have the same meaning ascribed to such terms in the SPA.

1.2.	Interpretation. The rules of interpretation of this Second Amendment shall be as set out in the SPA.

2.	AMENDMENTS TO THE SPA

2.1.	Clause 4.10 (Long-Stop Date) of the SPA shall stand amended and substituted as follows:

“4.10. Long-Stop Date. Subject to Clause 4.8, the Acquirer shall use its best endeavours to ensure that all Acquirer Conditions Precedent to NR Closing 2 are completed, and the NR Closing 2 occurs no later than March 26, 2021 or such extended period as the Parties may mutually agree upon in writing (“NR Closing 2 Long Stop Date”). Subject to Clause 4.8, the Acquirer shall use its best endeavours to ensure that all Acquirer Conditions Precedent to IR Cash Closing, and the Cash Sellers shall use best endeavours to ensure that all the Cash Seller Conditions Precedent are completed, and the IR Cash Closing occurs no later than March 31, 2021 or such extended period as the Parties may mutually agree upon in writing (“IR Long Stop Date”).”

2.2.	Clause 11.1.2 of the SPA shall stand amended and substituted as follows:

“11.1.2. In the event the NR Closing 2 has not been completed by the NR Closing 2 Long Stop Date in accordance with this Agreement, this Agreement shall stand automatically terminated upon the expiry of 30 (thirty) days from the NR Closing 2 Long Stop Date, without requiring any further act or deed of the Parties provided that a notice in this regard has been issued in writing by one of the Parties to the Agreement to the other Parties on or before the NR Closing 2 Date (“Termination Notice”). It is further clarified that the right of the NR Sellers under Clause 9 (NR Sellers’ Put Option and Call Option) of the Agreement shall be exercised only if a Termination Notice has been issued by any Party in accordance with this clause and the IR Cash Closing has not been completed within the IR Long Stop Date or such other date as may have been mutually agreed between the Parties in writing.”

2.3.	Under Part C (NR Sellers) of Schedule 1 (Details of the Parties) of the Original SPA, the particulars of Elevar’s address (recorded in Sl. No. 1) shall stand amended and substituted as follows:

“Sanne House, Bank Street, TwentyEight, Cybercity, Ebene 72201, Mauritius.”

3.

The Parties agree that the remainder of the SPA shall continue to be in full force and effect without any further changes except as specifically amended here under this Second Amendment. The Parties agree and acknowledge that, with effect from the Second Amendment Execution Date, the SPA will stand amended to the extent provided in this Second Amendment so that it shall be read and construed, for all purposes, in conjunction with the terms of this Second Amendment. For avoidance of doubt, any reference to the SPA within the SPA or otherwise under any document, letter, agreement or understanding entered into/executed by any of the Parties pursuant to the SPA, shall be construed as a reference to the SPA as amended by this Second Amendment.

4.	The Parties agree to take all such steps and carry out all the deeds and actions, as may be necessary, to give effect to this Second Amendment.

5.

Clause 12 (Further Assurances) to Clause 20 (Amendment) of the SPA (including Clause 19 (Costs and Expenses) of the SPA as amended by way of this Second Amendment), shall be deemed to have been incorporated into this Second Amendment by reference, provided that the references therein to the SPA shall be deemed as references to this Second Amendment.

6.	Clause 19 (Costs and Expenses) of the SPA shall stand amended and substituted as follows:

“All costs and expenses incurred by or on behalf of any Party to this Agreement in relation to the transactions contemplated in this Agreement (including expenses relating to fees of counsel, auditors and other advisors) shall be borne solely by the Acquirer, and the other Parties shall have no liability in respect of such costs and expenses, unless otherwise provided under this Agreement. All stamp duties in relation to this Agreement and also in relation to the transfer of the Seller Transfer Shares, shall be borne by the Acquirer.”

7.

The Second Amendment can be executed and delivered in any number of counterparts each of which shall be an original, but all of which together shall constitute one instrument. The delivery of signed counterparts by facsimile transmission or electronic mail in “portable document format” (PDF) shall be as effective as signing and delivering the counterpart in person.

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SCHEDULE 1

DETAILS OF THE PARTIES

PART A – NR SELLERS

Sl. No.	Name of the Party	Particulars
1.	Elevar Equity Mauritius (“Elevar”)	Address: Sanne House, Bank Street, TwentyEight, Cybercity, Ebene 72201, Mauritius. Email: Zakir.Niamut@sannegroup.com With copy to: elevar@sannegroup.com Attention: Mr. Zakir Niamut
2.	Sequoia Capital India Investment Holdings III (“Sequoia”)	Address: Fifth Floor, Ebene Esplanade, 24 Bank Street, Cybercity, Ebene, Mauritius. Email: sequoia@internationalproximity.com with a copy to OneDesk@sequoiacap.com Attention: The Directors

PART B – CASH SELLERS

Sl. No.	Name of the Party	Particulars
1.	Dr. Syed Sabahat Azim	Address: 98, Ideal Villas, Mouza Koch Pukur, New Town Action Area 1A, Rajarhat, Kolkata 700156 Email: sabahatazim@gmail.com
2.	Ms. Richa Sana Azim	Address: 98, Ideal Villas, Mouza Koch Pukur, New Town Action Area 1A, Rajarhat, Kolkata 700156 Email: richaazim@gmail.com
3.	Mr. M. Damodaran	Address: D 8/3, Vasant Vihar, New Delhi – 110057 Email: meleveetil.damodaran@gmail.com

Sl. No.	Name of the Party	Particulars
4.	Mr. Gautam Chowdhury	Address: 31/N, Block B, New Alipore, Kolkata – 700053 Email: chowdhury.gautam@gmail.com
5.	Kimberlite Social Infra Private Limited	Address: Ideal Villa, Villa no 98, Koch Pukur, South 24 Parganas, 700156 Email: sabahatazim@gmail.com

PART C – OPTION SELLERS

Sl. No.	Name of the Party	Particulars
1.	Dr. Syed Sabahat Azim	Address: 98, Ideal Villas, Mouza Koch Pukur, New Town Action Area 1A, Rajarhat, Kolkata 700156 Email: sabahatazim@gmail.com
2.	Ms. Richa Sana Azim	Address: 98, Ideal Villas, Mouza Koch Pukur, New Town Action Area 1A, Rajarhat, Kolkata 700156 Email: richaazim@gmail.com
3.	Mr. M. Damodaran	Address: D 8/3, Vasant Vihar, New Delhi – 110057 Email: meleveetil.damodaran@gmail.com
4.	Mr. Gautam Chowdhury	Address: 31/N, Block B, New Alipore, Kolkata – 700053 Email: chowdhury.gautam@gmail.com
5.	Kimberlite Social Infra Private Limited	Address: Ideal Villa, Villa no 98, Koch Pukur, South 24 Parganas, 700156 Email: sabahatazim@gmail.com

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

For and on behalf of UPHEALTH HOLDINGS, INC, a Delaware Corporation

/s/ Chirinjeev Kathuria
Name:	Chirinjeev Kathuria
Designation:	Executive Chairman of UpHealth

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Signature page to the Second Amendment to the Share Purchase Agreement executed inter alia between Glocal Healthcare

Systems Private Limited and UpHealth Holdings, Inc. (a Delaware Corporation)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

For and on behalf of KIMBERLITE SOCIAL INFRA PRIVATE LIMITED

/s/ Richa Sana Azim
Name:	Ms. Richa Sana Azim
Designation:

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Signature page to the Second Amendment to the Share Purchase Agreement executed inter alia between Glocal Healthcare

Systems Private Limited and UpHealth Holdings, Inc. (a Delaware Corporation)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

/s/ Richa Sana Azim
Name:	Ms. Richa Sana Azim

[The remainder of the page is intentionally left blank]

Signature page to the Second Amendment to the Share Purchase Agreement executed inter alia between Glocal Healthcare

Systems Private Limited and UpHealth Holdings, Inc. (a Delaware Corporation)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

/s/ Syed Sabahat Azim
Name:	Dr. Syed Sabahat Azim

[The remainder of the page is intentionally left blank]

Signature page to the Second Amendment to the Share Purchase Agreement executed inter alia between Glocal Healthcare

Systems Private Limited and UpHealth Holdings, Inc. (a Delaware Corporation)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

For and on behalf of GLOCAL HEALTHCARE PRIVATE LIMITED

/s/ Syed Sabahat Azim
Name:	Dr. Syed Sabahat Azim
Designation:

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Signature page to the Second Amendment to the Share Purchase Agreement executed inter alia between Glocal Healthcare Systems Private Limited and UpHealth Holdings, Inc. (a Delaware Corporation)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

/s/ Gautam Chowdhury
Name:	Mr. Gautam Chowdhury

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Signature page to the Second Amendment to the Share Purchase Agreement executed inter alia between Glocal Healthcare Systems Private Limited and UpHealth Holdings, Inc. (a Delaware Corporation)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

For and on behalf of SEQUOIA INDIA INVESTMENT HOLDINGS III

/s/ Aslam Koomar
Name:	Aslam Koomar
Designation:	Director

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Signature page to the Second Amendment to the Share Purchase Agreement executed inter alia between Glocal Healthcare

Systems Private Limited and UpHealth Holdings, Inc. (a Delaware Corporation)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

For and on behalf of ELEVAR EQUITY MAURITIUS

/s/ Arunagirinatha Runghien
Name:	Arunagirinatha Runghien
Designation:	Director

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Signature page to the Second Amendment to the Share Purchase Agreement executed inter alia between Glocal Healthcare

Systems Private Limited and UpHealth Holdings, Inc. (a Delaware Corporation)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

/s/ Meleveetil Damodaran
Name:	Mr. Meleveetil Damodaran

[The remainder of the page is intentionally left blank]

Signature page to the Second Amendment to the Share Purchase Agreement executed inter alia between Glocal Healthcare

Systems Private Limited and UpHealth Holdings, Inc. (a Delaware Corporation)